Corrected - Public Company Management Corporation Announces SB-2 Securities Registration Contract with FLC Properties, Inc.

LAS VEGAS, NV - May 24, 2005 - Public Company Management Corporation (OTCBB: PUBC), an emerging company providing consulting and advising services to companies seeking to access public capital markets, announced that its subsidiary, Go Public Today, has signed a contract with FLC Properties, Inc.  Under the contract, Go Public Today will assist FLC in becoming a publicly traded company on the OTCBB through a registration for resale of securities owned by certain founders and will receive cash and securities issued by FLC.

Launched in March 2004, FLC Properties currently owns and manages the 90,000-square-foot, $7.8 million Crossroads Village Shopping Center located in North Richland Hills, Texas, a suburb of Fort Worth.  The center is 90 percent occupied by a variety of retail tenants including 7/11 and a CVS subsidiary, Dollar General. FLC Properties competes in the burgeoning commercial real estate industry, which is led by companies such as BRE Properties, Inc. (NYSE: BRE) and Corporate Office Properties Trust (NYSE: OFC).

"FLC Properties is a promising young company in the lucrative field of real estate investing and property management, and PUBC is excited about the opportunity to prepare documents, educate FLC about their capital raising needs and assist it in accessing the public equity market," said Stephen Brock, PUBC president.  "FLC Properties has strong leadership and a sound business plan, and our goal is to help it become a thriving public company.  We offer a solution that should have FLC Properties trading in a year or less for a price that fits well into the company's budget.  Plus, once they begin trading, PUBC will educate them on capital raising techniques while overseeing the company's compliance program to make sure they stay current in their filings."

FLC Properties' intends to raise capital to acquire additional properties; construct new properties in the United States and overseas; and develop an online resource center for individuals interested in real estate investing, management and construction.

About Public Company Management Corporation

PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets.  PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers

 (http://www.PubcoWhitePapers.com) hosts a comprehensive

 body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today

 (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public

 offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management

 Services (http://www.PCMS-Team.com) assists new and

 existing public companies in negotiating the new

 complexities of maintaining a public company and creating

 sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTC Bulletin Board: PUBC)

Contact:
Public Company Management Corporation
Stephen Brock
President/CEO
Phone: (702) 222-9076
info@PublicCompanyManagement.com
www.PublicCompanyManagement.com

Source: Public Company Management Corporation